Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Softto Inc.

We hereby consent to the incorporation by reference of our report, dated June 27, 2025, in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-284481), relating to the consolidated financial statements of Softto Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Los Angeles, California

July 2, 2025